EXHIBIT 99.3


                         American Banknote Corporation
                               410 Park Avenue
                          New York, NY 10022-4407

Contact:  Jean Marie Young
          Director - Investor Relations
          (212) 593-5700

                                            FOR IMMEDIATE RELEASE

                  AMERICAN BANKNOTE CORPORATION'S BOARD
                       FORMS SPECIAL COMMITTEE

NEW YORK, February 1, 1999 - American Banknote Corporation (NYSE:ABN) announced today that its Board of Directors has formed a Special Committee to supervise the Board's consideration of the potential revenue recognition issues being investigated by the American Bank Note Holographics' Audit Committee.

The Special Committee has retained Morgan, Lewis & Bockius LLP to advise it and PricewaterhouseCoopers LLP is assisting Morgan, Lewis. The Special Committee's advisors will consider American Bank Note Holographics' findings, including the findings reported by American Bank Note Holographics today, and assist the Special Committee in determining the restatement of American Banknote Corporation's financial statements.

American Banknote Corporation is a leading global full-service provider of secure transaction solutions in carefully selected markets along three major product groups: Transaction Cards & Systems, Printing Services & Document Management, and Security Printing Solutions. A combined strategy of operating along product lines and constant expansion of transaction activities worldwide reflects the rapidly changing field of electronic commerce.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.


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